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                             EXHIBIT 99

                Press Release dated July 24, 1998













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                  CITIZENS FINANCIAL SERVICES, FSB
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   707 Ridge Road Munster, IN 46321 (219) 836-5500 Fax: (219) 836-2950


FOR IMMEDIATE RELEASE
Contact:  CFS Bancorp
          Agnes C. Lasics, Vice President - Marketing
          Thomas F. Prisby, Chairman and Chief Executive Officer
          Phone: (219) 836-5500, Fax: (219) 836-2950

          Charles Webb & Company
          A Division of Keefe, Bruyette, and Woods, Inc.
          Douglas L. Reidel, Senior Vice President
          Phone: (614) 766-8400, Fax: (614) 766-8406
          Stock Center Phone: (219) 836-5471



                        CFS BANCORP, INC.
                 COMPLETES INITIAL STOCK OFFERING
           AND ACQUISITION OF SUBURBFED FINANCIAL CORP.


     Munster, IN (July 24, 1998) Thomas F. Prisby, Chairman and Chief Executive Officer of Citizens Financial Services, FSB, ("Citizens" or the "Bank"), headquartered in Munster, Indiana, announced today that CFS Bancorp, Inc., the newly-formed holding company of Citizens, has completed the Bank's conversion from the mutual to stock form. In addition, Mr. Prisby announced that concurrent with the completion of the conversion and stock offering, Citizens also completed its acquisition of SuburbFed Financial Corp., and its wholly owned banking subsidiary, Suburban Federal Savings, FSB, Flossmoor, Illinois.

     In connection with the conversion, CFS Bancorp, Inc., the newly formed holding company of the Bank, completed its initial stock offering. The holding company sold 17,853,750 shares of common stock at $10.00 per share in a subscription offering. The SuburbFed Financial stockholders will receive
3.6 shares of Citizens Bancorp stock for each share held.

     On June 29, 1998, Citizens' Plan of Conversion and the establishment of a charitable foundation, Citizens Savings Foundation, with an initial stock contribution of $3 million, were approved by the Bank's members at a Special Meeting. On that same date, the shareholders of SuburbFed approved the acquisition by Citizens.

                                -more-
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The shares of Citizens Bancorp, Inc. will be traded on the Nasdaq National
Market under the symbol "CITZ." The Subscription offering was managed by Charles Webb & Company, a division of Keefe, Bruyette, & Woods, Inc. The shares of SuburbFed previously traded on the Nasdaq under the symbol "SFSB."

     "We are pleased to announce that the merger between Citizens Financial Services and Suburban Federal Savings is now complete. Our combined organization with $1.4 billion in assets will continue to be locally managed, community focused, and committed to our valued customers," said Thomas F. Prisby, Chairman of the Board and Chief Executive Officer. "Customers can be assured of seeing familiar faces in the offices, with the added benefit of 'new and improved' products and services to meet all of their banking, insurance, investment, and trust needs."

     Daniel P. Ryan, Vice Chairman and Senior Executive Vice President, commented, "Citizens Financial Services and Suburban Federal Savings share a commitment to providing superior service. We believe that every customer relationship is unique and we value and appreciate each individual. We are pleased to have the opportunity to serve customers at 25 financial service centers in a two-state, six-county area centered around Lake County, Indiana and southern Cook County."

     The Board of Directors, Officers and Employees of Citizens (totaling over 500 people) and CFS Bancorp, Inc. express their gratitude for the overwhelming support for the offering by their customers, pledge their best efforts toward the opportunities ahead, and look forward to serving the needs of their customers and new stockholders.

     Citizens, a federally chartered, FDIC-insured savings bank, was founded in 1934. Following the stock offering and acquisition of SuburbFed, Citizens will operate full-service banking offices in Lake, Porter and LaPorte Counties, Indiana and in Cook, Will and DuPage Counties Illinois, and manages the CFS Center for Insurance and Investments from a separate facility in Munster, Indiana.
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